Exhibit 99.1

McEwen Mining Closes the Refinancing of Its $50 Million Debt

TORONTO, June 25, 2020 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen” or the “Company”) is pleased to announce that it has successfully refinanced its $50 million senior secured term loan facility (the “Term Loan”). As part of the refinancing, Sprott Private Resource Lending II (Collector), LP has replaced Royal Capital Management Corp. as a lender and the administrative agent for the Term Loan; and Evanachan Limited, a corporation wholly-owned by Rob McEwen, remains a lender (collectively the “Lenders”). The principal amount of the loan remains $50 million.

As part of the amendments, the maturity date of the Term Loan has been extended by two years to August 31, 2023. In consideration for the extension of the Term Loan and other amendments, the Lenders were paid one-time bonus interest of 3.75% of the principal amount of the Term Loan in the form of restricted shares of the Company. A total of 2,091,700 common shares were issued to the Lenders pro rata in connection with the refinancing.

The principal amount of the Term Loan will continue to bear interest at 9.75%, payable monthly. Principal payments of $2 million per month are now scheduled to begin two years later on August 31, 2022, and the final principal payment is due on August 31, 2023. The Term Loan can be retired in full or in part any time prior to December 31, 2021 upon payment of the principal and accrued interest plus a fee linked to the remaining life of the Term Loan, and after December 31, 2021 upon the payment of the remaining principal and accrued interest plus a fee equal to 3% of the remaining principal.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

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ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen Mining’s goal is to create a profitable gold and silver producer focused in the Americas.

McEwen Mining has approximately 400 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 21% of the shares.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

Facebook: facebook.com/mcewenmining

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Twitter: twitter.com/robmcewenmux

Instagram: instagram.com/mcewenmining

150 King Street West Suite 2800, P.O. Box 24 Toronto, ON, Canada M5H 1J9

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